EXHIBIT 99.2
NEWS RELEASE
California Resources Corporation Initiates Strategic Realignment of Business Operations and Corporate Structure to Maximize Cash Flow Per Share
Francisco J. Leon to Succeed Mark A. McFarland as President and Chief Executive Officer
McFarland to Continue as a Non-Executive Director and Chair the Board of Carbon TerraVault, CRC’s Carbon Management Business, to Oversee its Continued Growth
LONG BEACH, Calif., Feb. 24, 2023 – California Resources Corporation (NYSE: CRC) (“CRC” or the “Company”) announced today a strategic realignment of the Company’s business operations and structure. The Company intends to reduce costs to align with activity levels, increase its financial flexibility and optimize its portfolio of assets. The Company believes that the combination of these actions will allow it to continue to strengthen shareholder returns. The Company is also repositioning the business to capitalize on future opportunities with Carbon TerraVault. In conjunction with this strategic realignment, the Company also announced that Francisco Leon, currently Chief Financial Officer, will succeed Mark A. (“Mac”) McFarland as President and Chief Executive Officer and join the Company’s Board of Directors, effective at the Company’s 2023 Annual Meeting in April.
“As demonstrated by our 2022 year-end financial results, CRC has a very resilient and valuable portfolio of assets,” Mr. Leon said. “While the Company’s financial performance has been strong, our market has evolved and therefore we are adjusting accordingly by optimizing our capital plan and increasing our focus on reducing costs. We believe our revised plan will enhance shareholder returns while positioning the Company for continued success into the future.”
The revised plan realigns CRC’s operating strategy while adjusting the Company’s corporate and management structure as set forth below:
•Revised Corporate Structure - CRC will adjust its corporate operating structure to facilitate the separate operations of its E&P and carbon management businesses. This change will allow investors and other CRC stakeholders to garner a better awareness and understanding of the Company’s discrete businesses as CRC’s leadership continues efforts to maximize shareholder value across the portfolio of assets.
•Accelerate Carbon Management Business - CRC will manage its carbon management business on a standalone basis over time, providing the flexibility to consider strategic options including a potential separation from the E&P business. This is a natural evolution given the great strides made in 2022, including the formation of Carbon TerraVault’s joint venture with Brookfield Renewable. The joint venture was formed to create a partnership focused on carbon capture and sequestration development, along with carbon management service agreements with parties such as Lone Cypress Energy and Grannus, LLC, to provide permanent carbon storage. In 2023, CRC is focused on signing up additional emitter projects, advancing CalCapture and the California Direct Air Capture Hub, and submitting additional Class VI permit applications. CRC has also established a separate board for the Carbon TerraVault subsidiary to focus on growing and developing the carbon management business.
•Leadership Changes - With the revised corporate structure, Mr. Leon will assume the CEO position, effective at the Company’s Annual Meeting. As CFO, Mr. Leon has been instrumental in the creation of the Company’s carbon management business. He also has a deep knowledge and understanding of CRC’s extensive E&P business. As such, Mr. Leon is extremely well positioned to lead CRC in the years ahead. In May, Mr. McFarland will transition to his former role as a non-executive director and will also serve as non-executive Chair of the newly formed Board of the Carbon TerraVault subsidiary. Two existing CRC non-executive directors, Andrew Bremner and James Chapman, will also serve on that subsidiary board. The Company has an ongoing search for a new CFO.

•Future E&P Development Activity - The Company will reduce its rig count to 1.5 in 2023 with a drilling program focused on developing the highest-returning projects with permits-in-hand in conjunction with a continued focus on well servicing and downhole maintenance to reduce the base production decline to approximately 5 to 7 percent. At the planned rig pace, CRC can enhance the operational and capital efficiency of its rig program and maximize the Company’s ability to return capital to shareholders. On a go-forward basis utilizing a 1.5 rig program, CRC expects to spend ~$155 million in E&P drilling and completions and workover capital. This level of spending excludes one-time items and CMB capital which is anticipated to be funded by projected CTV JV contributions over time.
•Focus on Cost Reductions and Value Enhancing Portfolio Optimizations – CRC’s leadership team, working closely with the Special Finance Committee of the Board, is focused on cost reduction initiatives across the Company that align with the projected level of activity and revised strategic direction. CRC is targeting a 5% - 10% reduction in non- energy operating costs (excluding downhole maintenance) and Adj. E&P Corp & Other G&A1 on a combined basis by year end. These cost reduction initiatives in conjunction with increased downhole maintenance target maintaining margins and driving higher cash flows. CRC’s leadership team and Board have successfully implemented similar strategies and believe the Company is well positioned to identify and achieve cost reductions while maintaining the high operational standards that CRC has achieved. In addition, CRC will continue to pursue the monetization of its Huntington Beach surface acreage as well as other real estate surface ownership in its portfolio.
•Enhance the Company’s Financial Flexibility - CRC is intending to amend and extend or replace its existing reserve-based lending credit facility, as well as refinance its $600 million senior unsecured notes. This is expected to allow the Company to lengthen its debt maturities and provide financial flexibility to increase the Company’s ongoing shareholder return program. Further, this flexibility is expected to support the potential separation of the carbon management business. Finally, operating Carbon TerraVault on a standalone basis will broaden capital sourcing options for the carbon management business.
•Boost Shareholder Return Program - CRC intends to optimize capital allocation and focus on cost reduction opportunities in 2023 to drive cash flow generation that it believes will allow it to increase shareholder returns. To that end, CRC’s Board has authorized a nearly 30% increase to its shareholder repurchase program for a total of $1.1 billion, with ~$640 million remaining on its authorization as of December 31, 2022, and after taking account the increase. In 2023, CRC is positioning to return approximately 100% of free cash flow through buybacks and dividends.
•CRC’s strategy is repeatable with a focus on maximizing cash flow per share - So long as the current conditions persist, the Company expects to repeat its strategy. This means continuously focusing its activity on locations where the Company has permits in hand, re-aligning costs with activity levels and maintaining its financial flexibility. CRC believes that the repeatable nature of the strategy will allow the Company to continue prioritizing returning cash to shareholders through share repurchases and dividends.
“I am honored to assume the CEO role,” Mr. Leon said. “Over the last few years, the Company has significantly improved its financial profile and optimized its operating portfolio, providing a strong foundation for growth and value creation. Now, as we face new opportunities and challenges, I look forward to working with Mac and the rest of the Board and management team to execute on our new strategic direction to drive cash flow generation, advance and accelerate our carbon management business, and increase our financial flexibility to return more capital to shareholders. I am confident that if we continue to elect to run a lower capital plan (~$155 million of drilling and completion capital) we can make the appropriate reductions to our cost structure that we expect will help ensure we deliver improving operating and financial metrics on a per share basis.”
“I am extremely proud of all that our talented team has accomplished over the past two years, successfully transforming the Company into a lean and efficient operator with robust cash flows,” Mr. McFarland said. “We achieved these results while launching an exciting new business in carbon management.” He continued,

“Francisco has been a fabulous partner, with extensive knowledge of CRC’s E&P business while being instrumental in the creation of our carbon business. As such, he is uniquely positioned to lead the Company in its next phase of strategic development.”
“While Mac is stepping down from a day-to-day role at CRC, I look forward to working closely with him as a CRC board member and in his role as Chair of the Board of Carbon TerraVault to accelerate CRC’s carbon management business and help California achieve its ambitious energy transition goals,” said TJ Thom Cepak, Chair of the Company’s Board of Directors.
In a separate release today, the Company disclosed its fourth quarter and full year 2022 financial results. The Company will host a conference call with investors and analysts today at 10:00 a.m. PT / 1:00 p.m. ET to review its financial results.
(1)Represents a non-GAAP measure. For all historical non-GAAP financial measures for CRC please see the Investor Relations page at www.crc.com for a reconciliation to the nearest GAAP equivalent and other additional information. See slide 35 of CRC’s 4Q22 earnings presentation for reconciliation.
About Francisco J. Leon
Francisco Leon has served as EVP and CFO of California Resources Corporation since 2020. From 2014 to 2020, he was VP of Business Development, Portfolio Management and Strategic Planning at CRC. He also served as Director of Global Acquisitions and California Resource Assessment / Evaluation at Occidental Petroleum. He began his career at Petrie Parkman in 2001. Mr. Leon holds a bi-national Bachelor of Arts degree in International Business from San Diego State University and CETYS Universidad in Mexico and an Masters of Business Administration from the University of Texas McCombs School of Business.
About Mark A. (Mac) McFarland
Mr. McFarland has served as President and Chief Executive Officer of California Resources Corporation since March 2021 and has served on its Board of Directors since October 2020. Beginning in October 2020, he served as Chairman and then Executive Chair of the Board and interim Chief Executive Officer prior to his appointment as President and Chief Executive Officer in March 2021. He previously served as Executive Chairman of GenOn Energy, Inc., an independent power producer, and currently serves as a Director on the Company’s Board. Prior to that, he was the President and Chief Executive Officer of GenOn and served on its Board of Managers. Mr. McFarland served in a succession of management roles, including Chief Executive Officer, Chief Commercial Officer and Executive Vice President, Corporate Development and Strategy of Energy Future Holdings, at Luminant Holding Company, a subsidiary of Energy Future Holdings Corporation, and a large independent power producer. Earlier in his career, Mr. McFarland served in various roles at Exelon Corporation, including as Senior Vice President, Corporate Development. Mr. McFarland earned his Masters of Business Administration from the University of Delaware and a Bachelor of Science degree in Civil Engineering (Environmental Concentration) from Virginia Polytechnic Institute and State University.
About California Resources Corporation (CRC)
California Resources Corporation (CRC) is an independent oil and natural gas company committed to energy transition in the sector. CRC has some of the lowest carbon intensity production in the US and CRC is focused on maximizing the value of its land, mineral and technical resources for decarbonization by developing CCS and other emissions reducing projects. For more information about CRC, please visit www.crc.com.
About Carbon TerraVault (CTV)
Carbon TerraVault Holdings, LLC (CTV), a subsidiary of CRC, will provide services that include the capture, transport and storage of carbon dioxide for its customers. CTV is engaged in developing a series of CCS projects that inject carbon dioxide (CO2) captured from industrial sources into depleted underground reservoirs and permanently store CO2 deep underground. For more information about CTV, please visit www.carbonterravault.com.

Forward-Looking Statements
Certain of the statements contained in this document should be considered forward-looking statements. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the actions the Company may take to realign its strategy, the Company’s ability to reduce permitting uncertainty, the implications of the Company’s leadership changes, the Company’s ability to amend its debt agreements and strengthen its financial flexibility, the growth of the Company’s carbon management business, the Company’s shareholder return program, the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, legislative or regulatory changes; availability or timing of, or conditions imposed on, permits and approvals; changes in business strategy and the Company’s capital plan; the Company’s ability to realize the benefits contemplated by the business strategies and initiatives related to energy transaction, including carbon capture and storage projects and other renewable energy efforts; the Company’s ability to successfully identify, develop and finance carbon capture and storage projects and other renewable energy efforts, including those in connection with the Carbon TerraVault JV; changes in the Company’s share repurchase program and its ability to repurchase shares under its debt agreements; insufficient cash flow to fund the Company’s capital plan and other planned investments, stock repurchases and dividends; and the other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (especially in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations) and in the Company’s other filings with the SEC. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.
Joanna Park
Investor Relations
818-661-3731
Joanna.Park@crc.com
Richard Venn
Media
818-661-6014
Richard.Venn@crc.com